                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             PrivateBancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                           [logo of PrivateBancorp]

                                     March 26, 2001



Dear Stockholders:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of PrivateBancorp, Inc. which will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604, on Thursday, April 26, 2001, at 4:00 p.m. local time.

     The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Directors and officers of PrivateBancorp, Inc. as well as representatives of Arthur Andersen LLP will be present at the meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of PrivateBancorp, Inc. has determined that the specific proposals to be considered at the meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each of these matters.

     YOUR VOTE IS IMPORTANT. Please sign and return the enclosed proxy card promptly in the postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all the employees of the Company, The PrivateBank and Trust Company and The PrivateBank (St. Louis), I wish to thank you for your continued support.

                                 Sincerely,



                                 /s/ Ralph B. Mandell

                                 Ralph B. Mandell
                                 Chairman of the Board,
                                 President and Chief Executive Officer

                             PRIVATEBANCORP, INC.
                           Ten North Dearborn Street
                           Chicago, Illinois 60602

                             PRIVATEBANCORP, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on April 26, 2001

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of PrivateBancorp, Inc. will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604, on Thursday, April 26, 2001, at 4:00 p.m. local time.

     The meeting is for the purpose of considering and voting upon the following matters:

     1. Election of five Class III directors to hold office for a three-year term;

     2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

     3. Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournment of the meeting.

The Board of Directors has fixed March 8, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on the record date will be entitled to vote at the meeting. In the event there are not sufficient shares represented for a quorum or to approve any one or more of the foregoing proposals at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the meeting will be available at the Company's offices located at The PrivateBank and Trust Company, Ten North Dearborn Street, Chicago, Illinois 60602, for a period of ten days prior to the meeting and will also be available at the meeting.

                    By order of the Board of Directors,


                    /s/ Gary L. Svec

                    Gary L. Svec
                    Secretary and Chief Financial Officer

March 26, 2001



          PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY
                           IN THE ENVELOPE PROVIDED.

                             PRIVATEBANCORP, INC.
                           Ten North Dearborn Street
                           Chicago, Illinois 60602


                                PROXY STATEMENT
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD THURSDAY, APRIL 26, 2001


Solicitation and Voting of Proxies

     These proxy materials are furnished in connection with the solicitation by the Board of Directors of PrivateBancorp, Inc. ("the Company"), a Delaware corporation, of proxies to be used at the 2001 Annual Meeting of Stockholders of the Company and at any adjournment of such meeting. The meeting is scheduled to be held on April 26, 2001, at 4:00 p.m. local time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604. The Company's 2000 Annual Report on Form 10-K, including audited consolidated financial statements for the fiscal year ended December 31, 2000, this proxy statement and a proxy card are first being mailed to record holders of common stock of the Company on or about March 26, 2001.

     Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. When no instructions are indicated, signed proxy cards will be voted FOR each of the proposals.

     Other than the matters listed in the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the meeting.

Cost of Proxy Solicitation

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company, The PrivateBank (Chicago) and The PrivateBank (St. Louis). No additional compensation will be paid for such solicitation. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities and Stockholders Entitled to Vote

     The Board of Directors has fixed the close of business on March 8, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. On the record date, the Company had outstanding 4,664,432 shares of common stock. Each outstanding share of common stock entitles the holder to one vote. The Company's Amended and Restated By-laws state that a majority of the outstanding shares of the Company entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for the consideration of such matters at any meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the taking of any action by the stockholders, with the exception of the election of the director nominees, in which case an affirmative vote of the holders of a plurality of the shares present at the meeting, represented in person or by proxy, and entitled to vote, is required.

     Proxies received from stockholders in proper form will be voted at the meeting and, if specified, as directed by the stockholder. Unless contrary instructions are given, the proxy will be voted at the meeting for the election of each of the nominees for Class III Director, as set forth below, for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001, and, in accordance with the best judgment of the holders of the proxies, on any other business which may properly come before the meeting and be submitted to a vote of the stockholders. Shares represented by proxies which are marked "withhold for all" with respect to the election of one or more nominees for election as directors will not be counted as votes cast in determining whether a
                      --------
plurality vote was obtained on such matter. Proxies which are marked "abstain" on other proposals will be counted as present and entitled to vote and have the effect of voting against the proposal. With respect to brokers who have returned proxies but are prohibited from exercising discretionary voting authority for shares owned by beneficial owners who have not returned voting instructions to the brokers, those shares also will not be counted as votes cast. Abstentions
                               --------
and broker non-votes are counted as shares present for the purpose of determining whether the shares represented at the meeting constitute a quorum. In the event that there are not sufficient votes for a quorum at the time of the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

     Your vote is important. Because many stockholders may not be able to personally attend the meeting, it is necessary that a large number be represented by proxy. Prompt return of your proxy card in the postage-paid envelope provided will be appreciated.


                       PROPOSAL 1. ELECTION OF DIRECTORS

     The Company's Board of Directors consists of 15 members divided into three classes who are elected to hold office for staggered three-year terms as provided in the Company's By-laws. The five persons currently serving as Class III Directors have been nominated for election at this Annual Meeting of Stockholders to serve for a three-year term to end at the annual meeting of stockholders to be held in 2004. The term of those persons currently serving as Class I Directors expires at the annual stockholder meeting to be held in 2002; the term of Class II Directors expires at the annual stockholder meeting to be held in 2003.

     The five persons named below, all currently serving as Class III Directors, have been nominated for re-election as Class III Directors to serve for a term to end at the annual meeting of stockholders in the year 2004 or until their successors are elected and qualified. All of the nominees have indicated a willingness to serve and the Board of Directors has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board of Directors. Proxies cannot, however, be voted for a greater number of persons than five. To be elected as a director, each nominee must receive the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

     The names, ages and certain background information of the persons serving on the Board of Directors of the Company, including the Director Nominees, are set forth below.

Class III Director Nominees to Serve Until 2004
-----------------------------------------------
Robert F. Coleman (56), a director since 1990, is a principal of Robert F. Coleman & Associates, a law firm located in Chicago, Illinois. He concentrates his practice on business and professional litigation.

James M. Guyette (55), has been a director since 1990. Since 1997, he has been President and Chief Executive Officer of Rolls Royce North America, Inc. Mr. Guyette served as Executive Vice President of UAL Corporation from 1985 to 1995 when he retired after more than 25 years of employment with that company. He is currently a director of Rolls-Royce plc (London) and Pembroke Capital (Dublin), and formerly a director of First United Financial Services and United Airlines Employees Credit Union.

Philip M. Kayman (58), a director since 1990, has been a senior partner with the law firm of Neal, Gerber & Eisenberg in Chicago, Illinois since the firm's founding in 1986.

Thomas F. Meagher (70), has been a director since 1996. Mr. Meagher has been the Chairman of Howell Tractor and Equipment Co., a distributor of heavy equipment located in Elk Grove Village, Illinois, since 1980. He has had an extensive career in the transportation industry and currently serves on the Board of Directors of Trans World Airlines, Inc., a New York Stock Exchange company.

William J. Podl, (56), has been a director since August 1999. Mr. Podl was an organizer of Towne Square Financial Corporation, which was purchased by the Company in August 1999. Mr. Podl founded Doran Scales, Inc. in 1976, and is currently Chairman and Chief Executive Officer of that company.

Class I Directors Serving Until 2002
------------------------------------
Ralph B. Mandell (60), a director since 1989, is a co-founder of the Company and The PrivateBank (Chicago). A director of The PrivateBank (Chicago) and The PrivateBank (St. Louis), he has served as Chairman and Chief Executive Officer of the Company and The PrivateBank (Chicago) since 1994 and assumed the additional title of President of both entities in March 1999. From inception until 1994, Mr. Mandell had the title of Co-Chairman. Prior to starting The PrivateBank (Chicago) and the Company, Mr. Mandell was the Chief Operating Officer of First United Financial Services, Inc., from 1985 to 1989, and served as its President from 1988 to 1989. First United, a company that was traded on the Nasdaq National Market, was sold to First Chicago Corporation in 1987. He also served as President of Oak Park Trust & Savings Bank from 1985 until 1988. Prior thereto, Mr. Mandell had served as Executive Vice President of Oak Park Trust & Savings Bank since 1979.

Naomi T. Borwell (73), has been a director since 1990. She is a private investor. Mrs. Borwell is a former director of First Chicago Bank of Oak Park and First United Trust Company.

William A. Castellano (59), has been a director since 1991. From 1996 to present he has been Chairman and founder of both Workspace, Inc. and Worknet, Inc., located in Oakbrook Terrace, Illinois. Workspace provides office furniture to businesses, and Worknet provides computer networking services to businesses. He was the founder of and served as the Chief Executive Officer to Chrysler Systems Leasing from 1977 to 1991.

Alvin J. Gottlieb (73), a director since 1990, is a private investor. Since 1961, Mr. Gottlieb has served in various capacities on the board of directors of Gottlieb Memorial Hospital, located in Melrose Park, Illinois, and he currently holds the position of Vice Chairman.

William R. Langley (60), a director since 1989, is a co-founder of the Company and The PrivateBank (Chicago). Mr. Langley held the title of Co-Chairman of the Company, and was active in day-to-day management of the Company until 1995 when he retired. Prior to the formation of the Company, Mr. Langley had served as Chief Executive Officer of First United Financial Services, Inc. from 1985 to 1987 and as Chairman from 1987 to 1989. First United, a company that was traded on the Nasdaq National Market, was sold to First Chicago Corporation in 1987. Prior to that, he served as Chairman and President of Oak Park Trust & Savings Bank, where he had been employed since 1973.

Class II Directors Serving Until 2003
-------------------------------------
Donald L. Beal (54), a director since 1991, has been the owner of Kar-Don, Inc. d/b/a Arrow Lumber Company, located in Chicago, Illinois, since 1980. Prior to that, Mr. Beal served as Vice President of Hyde Park Bank & Trust with responsibilities including commercial lending and personal banking. Mr. Beal is also the sole owner of Ashland Investment, Inc.

John E. Gorman (55), has been a director since 1994. Since 1982, Mr. Gorman has been a General Partner of the Jorman Group, a privately-owned organization with diversified business holdings.

Richard C. Jensen (55), has been a director since January 2000. Mr. Jensen has been a Managing Director of The PrivateBank (Chicago) since November 1999. He became Chairman, Chief Executive Officer and a Managing Director of The PrivateBank (St. Louis) upon its receipt of its banking charter in June, 2000. From May 1998 until joining us, Mr. Jensen served as Chairman and Chief Executive Officer of Missouri Holdings, Inc. From March to May 1998, he served as President and Chief Executive Officer of Royal Banks of Missouri. For the previous 18 years, Mr. Jensen served in various executive positions with Nations Bank and its predecessor, Boatmen's Bank, in St. Louis.

Caren L. Reed (66), a director since 1990, was a founding director of The PrivateBank (Chicago). Mr. Reed is currently employed as Vice Chairman of the Company and The PrivateBank (Chicago). From 1990 to March 1999, Mr. Reed also held the title of President of the Company and The PrivateBank (Chicago). Prior to joining the bank, Mr. Reed was an Executive Vice President of Continental Bank, Chicago with a career spanning 34 years.

Michael B. Susman (62), has been a director since 1990. He has been a partner in the law firm of Spitzer, Addis, Susman & Krull, located in Chicago, Illinois, since 1974.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTOR NAMED ABOVE.

Security Ownership of Certain Beneficial Owners, Directors and Executive
Officers

     The following table sets forth the beneficial ownership of the common stock as of March 8, 2001, with respect to (1) each Director and executive officer of the Company; and (2) all Directors and executive officers of the Company as a group. Other than Mr. Mandell, the Company does not know of any stockholder who holds in excess of 5% of any class of the Company's voting securities.

                                              Amount of
                                               Common                                           Total
                                               Shares                          Currently      Amount of         Total
                                            Beneficially       Restricted     Exercisable     Beneficial      Percentage
                                             Owned/(1)/        Stock/(1)/     Options/(1)/  Ownership/(1)/  Ownership/(1)/
                                         -----------------  ----------------  ------------  --------------  ---------------
Directors
---------
Ralph B. Mandell**....................       241,395(2)         32,600(3)        75,840         349,835          7.35%
Donald L. Beal........................        16,244(4)             --           18,720          34,964             *
Naomi T. Borwell......................       164,800                --           18,720         183,520          3.90
William A. Castellano.................       152,400(5)             --           18,720         171,120          3.64
Robert F. Coleman.....................        26,400(6)             --           18,720          45,120             *
John E. Gorman........................        49,000                --           14,400          63,400          1.35
Alvin J. Gottlieb.....................       105,600                --            9,240         114,840          2.45
James M. Guyette......................        12,000                --           18,720          30,720             *
Richard C. Jensen.....................         5,723(7)          5,200(8)            --          10,923             *
Philip M. Kayman......................        14,800                --           18,720          33,520             *
William R. Langley....................        89,600                --           74,240         163,840          3.44
Thomas F. Meagher.....................        17,000                --           12,480          29,480             *
William J. Podl.......................        25,556                --            3,000          28,556             *
Caren L. Reed.........................            --             9,600(9)        10,040          19,640             *
Michael B. Susman.....................        25,400                --           18,720          44,120             *
                                           ---------         ---------          -------       ---------         -----
Total Directors (15 persons)..........       945,918            47,400          330,280       1,323,598         26.39%

Non-director Named Executive Officers
-------------------------------------
Gary L. Svec..........................         2,443             5,500(8)            --           7,943             *
Gary S. Collins.......................        23,452(10)        14,400(3)        31,616          69,468          1.47
Thomas S. Palmer......................         6,187             3,000(8)            --           9,187             *
Hugh H. McLean........................        52,728            11,800(11)       16,000          80,528          1.71
                                           ---------         ---------          -------       ---------         -----
Total Directors and Executive.........     1,030,728            82,100          377,896       1,490,724         29.44%
 Officers (19 persons)................     =========         =========          =======       =========         =====

________________
*    Less than 1%
** Denotes person who serves as a director who is also a named executive officer.

(1) Beneficial ownership is determined in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934.
(2) Includes 72,720 shares which have been pledged as collateral to secure a loan from the Company to Mr. Mandell. See "Transactions with Related Person." Also, includes 23,600 shares held by Mr. Mandell's spouse. Mr. Mandell's business address is c/o The PrivateBank and Trust Company, Ten North Dearborn, Chicago, Illinois 60602.
(3) Shares vest at various dates between 2001 and 2006, and are subject to forfeiture until such time as they vest.
(4)  Includes 9,144 shares held by Mr. Beal's spouse and children.
(5) Includes 14,000 shares held by Mr. Castellano's children and 10,000 shares held by WMC Investment Ltd. Partnership.
(6) Includes 800 shares held by Mr. Coleman's spouse and 3,200 shares held by the Robert F. Coleman & Associates Retirement Savings Plan of which Mr. Coleman is a participant.
(7)  Represents shares held by Mr. Jensen's spouse.
(8) Shares vest at various dates between 2005 and 2006 and are subject to forfeiture until such time as they vest.
(9) Shares vest at various dates between 2001 and 2002, and are subject to forfeiture until such time as they vest.
(10) Includes 4,420 shares held by Mr. Collins' spouse.
(11) Shares vest at various dates between 2002 and 2006, and are subject to forfeiture until such time as they vest.

Board Committees

     Members of the Company's Board of Directors have been appointed to serve on various committees of the Board. The Board of Directors currently has three standing committees: (1) the Compensation Committee; (2) the Audit Committee; and (3) the Planning Committee. The Company has not designated a nominating committee. The entire Board of Directors acts to nominate persons for election as directors.

     Compensation Committee. The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company's officers, including the Chief Executive Officer; recommending and approving stock option grants and restricted stock awards to management; reviewing and recommending non-cash compensation programs including stock option grants, 401(k) contributions and annual bonuses; reviewing and recommending director compensation; and advising the Chief Executive Officer on miscellaneous compensation issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation. The members of the Compensation Committee are Messrs. Guyette (Chairman), Castellano, Meagher and Susman and Mrs. Borwell.

     Audit Committee. The Audit Committee reports to the Board of Directors in discharging its responsibilities relating to the Company's accounting, reporting and financial control practices. The Board of Directors has adopted a written charter for the Audit Committee that outlines the responsibilities and processes of the Audit Committee. A copy of the charter is attached as Appendix A to this Proxy Statement. Generally, the Audit Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process, and annually reviews the qualifications of the independent public accountants. The independent public accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee is composed entirely of outside directors who are not officers of the Company. The members of the Audit Committee are "independent" directors as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The members of the Audit Committee are Messrs. Coleman (Chairman), Beal, Gorman, Guyette, Langley and Podl.

     Planning Committee. The Planning Committee is responsible for studying strategic issues prior to submission to the entire Board of Directors for approval. The Planning Committee consists of Messrs. Mandell (Chairman), Castellano, Coleman, Gorman, Guyette, Kayman and Langley.

     The entire Board of Directors identifies candidates for director nomination. The Board of Directors will consider nominees recommended by stockholders if the procedures set forth under "Notice of Business to be Conducted at an Annual Meeting of Stockholders" are met.

     During 2000, the Board of Directors met monthly. In addition, the Compensation Committee met five times and the Audit Committee met ten times. The Planning Committee did not hold any meetings in 2000. Each of the directors of the Company attended at least 75% of the total number of meetings held of the Board and Board committees on which such director served during fiscal year 2000, with the exception of Messrs. Gorman, Guyette and Gottlieb.

Board of Directors' Compensation

     In 1992, the Company commenced a program of compensating the outside directors of the Company who are also outside directors of The PrivateBank (Chicago) with stock option awards in lieu of cash retainers. The Company's philosophy has been to increase the directors' equity stake in the Company to enhance the alignment of their interests with those of the stockholders. The director options have been granted each year in amounts determined at the discretion of the Board. The options are fully vested at the end of the year of grant, subject to a full year of service. In each case, the options have been granted at an exercise price equal to or greater than the estimated fair market value of our common stock at the date of grant. Partial awards have been made for partial year service. During 2000, options to purchase a total of 42,000 shares were granted to non-employee directors. As of December 31, 2000, there were outstanding options granted to non-employee directors pursuant to this program to purchase an aggregate of 234,880 shares of common stock at an average weighted per share exercise price of $11.00.

     In addition to stock options, non-employee members of the Company's Board of Directors receive fees of $200 for each Board meeting attended. The directors also receive $100 per meeting for attendance at meetings of any committees of the Board on which they serve. Those directors who serve on the board of The PrivateBank (Chicago) or The PrivateBank (St. Louis) are also entitled to the same meeting fees. During 2000, the Board of Directors met monthly. Total Board and Board committee meeting fees paid in 2000 were $37,700.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes the compensation paid by the Company and its subsidiaries to the Chairman, President and Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers") who served as such during 2000, 1999 and 1998.

                                                                  Summary Compensation Table
                            --------------------------------------------------------------------------------------------------
                                                                                         Long-term
                                                                                        Compensation
                                             Annual Compensation                           Awards
                                  ----------------------------------------     ---------------------------------
                                                                Other Annual                     Securities        All Other
        Name and                                                Compensation    Restricted       Underlying          Comp-
   Principal Position       Year   Salary ($)     Bonus ($) (1)    ($) (2)     Stock ($) (3)     Options (#) (4)  ensation ($)
   ------------------       ----  -----------     -------------  -----------   -------------     ---------------  ------------
Ralph B. Mandell..........  2000    265,000           150,000       19,103       37,125(5)            6,000         57,440(6)
Chairman, President and     1999    230,000           200,000       19,871       90,000(7)            6,000         59,034(6)
 CEO                        1998    210,000           125,000       18,845       77,000(8)            6,400         34,723(6)

Donald A. Roubitchek*.....  2000    114,000(15)            --        1,880           --                  --         41,400(15)
Former Secretary/Treasurer  1999    145,000            75,000        2,155       43,200(10)           4,000          3,200(9)
 and CFO                    1998    138,000            40,000        1,776       22,000(11)           6,400          3,200(9)

Hugh H. McLean............  2000    138,000            50,000       11,275       24,750(12)           3,600          3,400(9)
Managing Director           1999    130,000            60,000       12,725       54,000(13)           4,000          3,200(9)
                            1998    115,000            46,000       11,756       22,000(11)           5,600          3,005(9)

Gary S. Collins...........  2000    128,000            62,000       10,375       24,750(12)           3,600          3,400(9)
Managing Director           1999    120,000            57,000       10,210       43,200(14)           4,000          3,200(9)
                            1998    112,000            45,000        9,429       22,000(11)           5,600          2,749(9)

M. Gail Fitzgerald*.......  2000    144,000            47,000        1,842           --               3,600          3,400(9)
Senior Trust Officer;       1999    118,000            50,000        3,504       36,000(16)           4,000          3,200(9)
 Manager Director           1998    112,000            41,000        3,206       22,000(11)           5,600          3,067(9)

________________
* Indicates individual that was no longer serving in the capacity of an executive officer at December 31, 2000.
(1) Bonuses for 2000, 1999 and 1998 were determined in December of the respective years and paid in the following January.
(2) Represents automobile allowances, life insurance premiums and club membership dues and fees paid by the Company.
(3) Reflects restricted stock awards under the Company's Stock Incentive Plan. The Company has paid regular dividends on all shares of restricted stock outstanding. These shares of restricted stock are subject to forfeiture until the fifth anniversary of the grant date. The number and value of the aggregate restricted stock holdings of each of the above named persons as of December 31, 2000, based on the closing price of $9.125 for the Company's common stock on that date, were as follows: Mr. Mandell -- 29,600 shares, $270,100; Mr. Roubitchek -- 4,400 shares, $40,150; Mr. McLean -- 9,800 shares, $89,425; Mr. Collins -- 12,400 shares, $113,150; and Ms.
     Fitzgerald -- 6,800 shares, $62,050.
(4) Options to purchase shares of common stock granted in 2000 have an exercise price of $12.375 and vest over a four year period; options granted in 1999 have an exercise price of $18.00 and vest over a four year period; options granted in 1998 have an exercise price of $17.1875 (representing 125% of fair market value at the date of grant) and vest at the end of five years; however, these options may vest before the fifth anniversary subject to performance-based acceleration terms providing for complete vesting upon the third or fourth anniversary of their grant date if the cumulative annualized growth rate of the fair market value of the common stock (including dividends paid) equals at least 15% as of such anniversary date.
(5) Represents an award of 3,000 shares of restricted stock at a value of $12.375 per share.
(6) Represents (a) matching contributions to the Company's 401(k) Plan, and (b) dollar value-benefit of accrued imputed interest (assuming full forgiveness of cumulative accrued interest) relating to a loan from the Company in connection with Mr. Mandell's 1998 stock purchase transaction. See "Transactions with Related Persons."
(7) Represents an award of 5,000 shares of restricted stock at a value of $18.00 per share.
(8) Represents an award of 5,600 shares of restricted stock at a value of $13.75 per share.
(9) Represents matching contributions to the Company's 401(k) plan made by the Company for the benefit of the executive officer.
(10) Represents an award of 2,400 shares of restricted stock at a value of $18.00 per share.
(11) Represents an award of 1,600 shares of restricted stock at a value of $13.75 per share.
(12) Represents an award of 2,000 shares of restricted stock at a value of $12.375 per share.
(13) Represents an award of 3,000 shares of restricted stock at a value of $18.00 per share.
(14) Represents an award of 2,400 shares of restricted stock at a value of $18.00 per share.
(15) Mr. Roubitchek was employed as Chief Financial Officer through August 24, 2000. "All Other Compensation" includes (a) matching contributions to the Company's 401(k) Plan in the amount of $3,400, and (b) payments totaling $38,000 pursuant to Mr. Roubitchek's severance agreement with the Company.
     (16) Represents an award of 2,000 shares of restricted stock at a value of $18.00 per share.

Option Grants in Last Fiscal Year

     The table below summarizes certain information about the options to purchase the Company's common stock which were granted in 2000 by the Company for each Named Executive Officer. All options were granted with a per share exercise price equal to the fair market value of the Company's common stock on the grant date.

                       Option Grants in Last Fiscal Year

                                                                               Potential Realizable
                                                                                 Value at Assumed
                                      % of Total                                  Annual Rates of
                          Number of    Options                                      Stock Price
                           Shares     Granted to                                    Appreciation
                         Underlying   Employees     Exercise or                   For Option Term
                          Options     in Fiscal     Base Price    Expiration   --------------------
        Name            Granted (#)      Year         ($/Sh)         Date        5%($)      10%($)
--------------------    -----------   ----------    -----------   ----------   -------     --------
Ralph B. Mandell.......     6,000         6.74%       $12.375      05/24/10     $46,695    $118,335
Donald A. Roubitchek...        --           --             --            --          --          --
Gary S. Collins........     3,600         4.04         12.375      05/24/10      28,017      71,001
Hugh H. McLean.........     3,600         4.04         12.375      05/24/10      28,017      71,001
M. Gail Fitzgerald.....     3,600         4.04         12.375      05/24/10      28,017      71,001

Aggregated Option Exercises and Year-End Values

     The following table summarizes for each Named Executive Officer the number of shares of common stock subject to outstanding options and the value of such options that were unexercised at December 31, 2000.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                          Number of
                                                    Securities Underlying     Value of Unexercised
                           Shares                        Unexercised              In-the-money
                        Acquired on      Value           Options at                Options at
         Name           Exercise (#)  Realized ($)  December 31, 2000 (#)  December 31, 2000 ($)/(2)/
----------------------  ------------  ------------  ---------------------  --------------------------
                                                        Exercisable/              Exercisable/
                                                     Unexercisable/(1)/        Unexercisable/(1)/
                                                    ---------------------  --------------------------
Ralph B. Mandell.......          --            --           75,840/18,400                  167,540/--
Donald A. Roubitchek...          --            --           38,736/    --                   83,726/--
Gary S. Collins........          --            --           31,616/13,200                   68,696/--
Hugh H. McLean.........          --            --           16,000/13,200                       --/--
M. Gail Fitzgerald.....          --            --           16,000/13,200                       --/--

________________
(1) The numbers and amounts in the above table represent shares of common stock subject to options granted by the Company that were unexercised as of December 31, 2000.

(2) The estimated fair market value of the Company's common stock at December 31, 2000 was $9.125 per share.

Employment Agreements

     The Company has entered into an employment agreement with Ralph B. Mandell, the Company's Chairman, President and Chief Executive Officer. The agreement, which has a term of two years, expires on June 30, 2001, and is subject to renewal for a successive two-year term. Under the provisions of the agreement, Mr. Mandell is entitled to an initial annual base salary of $230,000. Mr. Mandell may receive a discretionary bonus to the extent determined by the Board of Directors and is entitled to participate in benefit plans and other fringe benefits available to the Company's managing directors.

     Under the agreement, Mr. Mandell's employment may be terminated by the Company at any time for "cause," as defined in the agreement, in which case, or if he resigns from the Company without "good reason," the agreement immediately terminates, and he would be entitled only to unpaid benefits accrued during the term of his employment. If Mr. Mandell chooses to resign with good reason, or the Company chooses to terminate his employment without cause, he is also entitled to receive severance in the amount equal to 18 months of his then current base annual salary, plus a pro rata bonus for the year of termination based on the prior year's bonus amount, if any. The agreement also provides for death benefits equal to six months of his then current annual base salary.

     In the event that Mr. Mandell is terminated after a change in control of the Company, he will be entitled to a lump sum payment equal to three times the sum of (1) his annual base salary; (2) the greater of (a) his bonus amount, if any, for the prior year or (b) his average bonus, if any, for the three preceding years; and (3) the sum of the contributions that would have been made by the Company to him during the year under benefit plans and the annual value of any other executive perquisites. Based on Mr. Mandell's compensation through 2000, in the event of a change of control and his subsequent termination, he would be entitled to a lump-sum payment of approximately $1.7 million under the agreement. The agreement also entitles Mr. Mandell to receive gross up payments to cover any federal excise taxes payable by him in the event the change in control benefits are deemed to constitute "excess parachute payments" under
Section 280G of the Internal Revenue Code. A change in control is defined under the agreement as an occurrence of any one of the following events as determined by the Board:

     . if any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act, becomes the beneficial owner of 10% or more of the total voting power of the Company's then outstanding voting capital stock; provided, however, that if that person becomes a beneficial owner of 10% or more of the Company's voting capital stock as a result of an acquisition of stock directly from the Company, or a decrease in the number of outstanding shares due to a repurchase of shares by the Company, it shall not be considered a change in control;

     . if during any period of two consecutive years, those individuals who at the beginning of the period constitute the Board of Directors cease to make up a majority of the Board;

     . the consummation of a reorganization, merger or consolidation of the Company, or the sale of all or substantially all of its assets; provided, that so long as more than 50% of the voting stock of the successor entity is held by stockholders who had been beneficial owners of the Company's stock immediately before the transaction, and at least a majority of the board of the successor entity is made up of members of the Company's Board, the merger or sale shall not be considered a change in control; and

     . the approval by the Company's stockholders of a plan of complete liquidation or dissolution.

     The agreement also contains non-compete provisions, which prohibit Mr. Mandell from soliciting, either for his own account or for the benefit of any entity located within a 25 mile radius of the Company or any of its subsidiaries, any of its clients or employees. These non-compete provisions remain in effect for a period of one year after the termination of his employment. The non-compete provisions do not apply in the event of a change in control.

     The Company has also entered into an employment agreement with Richard C. Jensen, one of our directors, and the chairman, chief executive officer and a managing director of The PrivateBank (St. Louis). The agreement, which has a term of three years, expires on June 30, 2003, subject to renewal for a successive term. The terms and provisions of Mr. Jensen's agreement are substantially similar to those of the employment agreement with Mr. Mandell summarized above, with the following exceptions:

     .    Mr. Jensen's annual base salary is $150,000;

     . In the event of Mr. Jensen's discharge without cause or his resignation with good reason, as defined in the agreement, Mr. Jensen is entitled to (a) continue to receive his then current base salary for a period of 12 months, plus a pro rata bonus for the year of termination based on the prior year's bonus amount, if any; and (b) outplacement counseling services for a period of up to one year, or until Mr. Jensen is employed elsewhere or self-employed; and

     . In the event Mr. Jensen is terminated after a change of control of the Company, he will be entitled to a lump-sum payment equal to two times the sum of: (a) his annual base salary; (b) the greater of (i) his bonus amount, if any, for the prior year or (ii) his average bonus, if any, for the three preceding years; and (c) the sum of contributions that would have been made by the Company to him during the year under benefit plans and the annual value of any other executive perquisites.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

     The Compensation Committee ("Committee") is comprised entirely of non-management directors. Among the Committee's duties are the responsibility for review and approval of the compensation and benefit programs for the chief executive officer and other senior executives. The Committee also advises and assists management in formulating policies regarding compensation.

Objectives

     Under the direction of the Committee, the Company's compensation policies are designed to align the interests of the executives with those of the stockholders. The goal of the policies is to improve profitability and long term stockholder value by rewarding the executives based on criteria set for personal and corporate performance. The compensation program and policies are also designed to aid in the attraction, development and retention of key personnel.

     The Committee uses third-party consultants and compensation surveys to help construct and maintain a competitive compensation program. Consultants are chosen based on their experience in compensation matters and their experience in the financial services industry. The consultants use information from various sources, such as proxy statements from publicly held companies and their own compensation surveys, to construct a peer group of companies to which the Company's compensation programs are compared. The peer group is comprised of financial services companies of similar size and selected other companies which have experienced rapid growth similar to that of the Company.

Performance Criteria

     The Committee uses a combination of base salary, cash incentive compensation and equity-based compensation as its total compensation package. Corporate and individual performance goals are set when the annual profit plan is approved. The annual profit plan establishes the performance benchmark for both earnings and asset growth.

     The chief executive officer's performance goals are set by the Committee and are based upon a combination of objective and subjective performance criteria. Objective criteria include the achievement of net income and earnings per share targets and growth in assets, loans and trust assets under administration. Subjective criteria include leadership, planning and execution of strategic initiatives.

     The performance goals of the other senior executives are set by the chief executive officer. These goals are based upon both corporate and personal performance. Corporate goals are based upon achievement of the same earnings and growth targets as for the chief executive officer. Individual performance goals are based upon a combination of personal objective and subjective performance criteria.

Base Salary

     In considering annual base salary increases, the Committee in conjunction with the chief executive officer reviews the performance of each of its senior executives individually. The Committee compares base salary data with information obtained from third party consultants and compensation surveys. Base salary levels are targeted to be at or slightly below mid-points of comparable executive compensation at companies in the Company's peer group as determined by the Committee. This peer group consists of a smaller number of companies than comprise the peer group index included in the stock performance graph below. The Committee feels that a significant portion of total compensation should be at risk. The Committee recognizes that it is difficult to make exact comparisons as specific talents and responsibilities of each senior executive make his position unique. In general, competitive trends of the industry and in the Company's peer group are followed. In December of each year, the Committee approves annual base salaries for the executive officers for the following year.

Cash Incentive Compensation

     Cash incentive compensation is based on individual performance versus personal and corporate goals. When performance goals are set, the Committee assigns a percentage of the salary of the chief executive officer as his target annual cash incentive compensation award. The chief executive officer recommends target percentages for each of the other senior executives which are reviewed and approved by the Committee. These target percentages may be slightly above those set by peer companies as identified by third party consultants and compensation surveys. This is consistent with the Committee's "at risk" compensation philosophy.

     In December of each year, the Committee approves annual cash incentive compensation awards, assuming projected corporate and individual performance levels are met, which are payable in January of the following year. Also in December of each year, target cash incentive compensation percentages are set for the following year.

Equity-Based Compensation

     All senior executives are participants in the Company's Stock Incentive Plan. At its discretion, the Committee grants awards consisting of stock options, restricted stock, or a combination of both, to the chief executive officer. The chief executive officer recommends awards for the other senior executives to the Committee for approval. These awards are based on past performance and the expectation that each executive officer's future performance will positively impact stockholder value. The Committee believes that by using equity-based compensation for its executive officers in addition to base salary and cash incentive compensation awards, the interests of management are best aligned with the interests of the Company's stockholders.

     Under the terms of the Stock Incentive Plan, awards may be given in the form of stock options, restricted stock, or a combination of both. In the past, the Committee has granted both types of awards. In 1992, certain executive officers were granted non-qualified stock options as replacement for a portion of compensation forfeited in that year. Since then, all stock options granted to executive officers have been in the form of incentive stock options, and except in 1998, have been granted at the then current market price of the Company's common stock with a ten year life and four year vesting schedule. In 1998, the Committee granted incentive stock options as "premium priced options" at 125% of market value with five year cliff vesting. Vesting on these options may be accelerated if total return exceeds certain hurdles over a certain period of time. Restricted stock awards have been granted with five year cliff vesting.

Compensation of Chief Executive Officer

     The Committee reviews the performance of Mr. Ralph B. Mandell, the Company's chief executive officer, by evaluating the achievement of corporate and personal objectives. The Committee considered the effect of significant corporate developments and initiatives in evaluating overall corporate performance in 2000. Factors which influenced the Committee's evaluation of performance for 2000 included: growth in earnings per share in 2000 after certain acquisition-related charges and start-up costs; growth in assets, loans and trust assets under administration; successful negotiation of the transaction to acquire Johnson Bank Illinois, with banking offices in Lake Forest and Winnetka, Illinois (transaction closed in February, 2000); and establishment of The PrivateBank (St. Louis), a federal savings bank, in St. Louis, Missouri.

     For 2000, Mr. Mandell received base salary of $265,000, a cash bonus of $150,000 (paid in January 2001), 6,000 incentive stock options, and 3,000 shares of restricted stock.

     Under the terms of a 1998 stock purchase agreement, Mr. Mandell borrowed $949,740 from the Company to purchase Company stock. Interest on his note is forgiven in stages over a five year period dependent upon Mr. Mandell's continued employment until May 28, 2003. Imputed income on the note for 2000 was $54,040.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation for officers of public companies. Section 162(m) generally disallows the ordinary business expense deduction for compensation in excess of $1,000,000 paid to a company's chief executive officer and each of the next four most highly compensated executive officers. In 2000, neither the chief executive officer nor any of the next four most highly compensated executive officers were compensated in excess of $1,000,000, and the Committee does not currently anticipate that the Company will be affected by the limits of Section 162(m).

     This report is submitted by the Compensation Committee.

                                                  James M. Guyette (Chairman)
                                                  Naomi T. Borwell
                                                  William A. Castellano
                                                  Thomas F. Meagher
                                                  Michael B. Susman

Compensation Committee Interlocks and Insider Participation

     Messrs. Guyette, Castellano, Meagher and Susman and Mrs. Borwell each serve on the Compensation Committee of the Board of Directors of the Company. Each of these individuals has engaged in certain transactions as clients of the banks, in the ordinary course of the banks' business, including borrowings, during the last year, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with unaffiliated persons. In the opinion of management, none of these transactions involved more than the normal risk of collectability or presented any other unfavorable features. In addition, Mr. Ralph B. Mandell, our Chairman, President and Chief Executive Officer, serves on the Compensation Committee of The PrivateBank (St. Louis), which is responsible for determining the compensation of the senior officers of that bank. Mr. Richard C. Jensen, Chairman, Chief Executive Officer and a Managing Director of The PrivateBank (St. Louis), is a director of the Company.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the common stock of the Company for the period beginning June 30, 1999 and ending December 29, 2000, with the cumulative total return on the Russell 2000 Index and a peer group index, the CRSP Index for Nasdaq Bank Stocks, over the same period, assuming the investment of $100 in the Company's common stock, the Russell 2000 Index and the CRSP Index for Nasdaq Bank Stocks on June 30, 1999, and the reinvestment of all dividends.


                             [Graph appears here]



                          06/30/99   09/30/99   12/31/99   03/31/00   06/30/00   09/29/00   12/29/00
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
PrivateBancorp, Inc..... $  100.00  $   84.52  $   63.81  $   50.19  $   70.63  $   66.26  $   43.89

Russell 2000 Index......    100.00      91.10      93.44      84.48      82.22      97.86     106.80

CRSP Index for Nasdaq
 Bank Stocks............    100.00      93.36     110.18     117.66     112.84     113.68     105.42

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and certain executive officers and certain other beneficial owners of the Company's common stock to periodically file notices of changes in beneficial ownership of common stock with the Securities and Exchange Commission and the Nasdaq National Market. To the best of the Company's knowledge, based solely on copies of such reports received by it, the Company believes that for 2000 all required filings were timely filed by each of its directors and executive officers with the exception of Mr. Svec, who filed his report on Form 3 late.


                       TRANSACTIONS WITH RELATED PERSONS

     Some of the Company's executive officers and directors are, and have been during the preceding year, clients of the banks, and some of the Company's executive officers and directors are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, clients of the banks. As such clients, they have had transactions in the ordinary course of business of the banks, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented any other unfavorable features. At December 31, 2000, the Company had $10.4 million in loans outstanding to certain directors and executive officers and their business interests of the Company and to certain executive officers of the banks.

     In May 1998, Ralph B. Mandell, the Company's Chairman, President and Chief Executive Officer, purchased 72,720 shares of newly issued common stock at $13.75 per share from the Company. The purpose of the transaction was to enhance Mr. Mandell's interest in the long-term performance of the Company and further align his interests with those of the Company's stockholders. As part of the transaction, the Company loaned Mr. Mandell approximately 95% of the purchase price on a full recourse basis. The loan matures in five years but becomes payable prior to the fifth year in the event Mr. Mandell sells any of the 72,720 shares or Mr. Mandell's employment is terminated. Interest accrues at 5.69% per annum, compounded annually (the applicable Federal rate), on the principal amount of the loan; however, provided Mr. Mandell does not sell any of the shares purchased and remains in the Company's employ, 25% of the accumulated interest on the loan will be forgiven on the loan's second anniversary, 50% of the accumulated interest on the loan will be forgiven on its third anniversary, 75% of the accumulated interest on the loan will be forgiven on its fourth anniversary, and 100% of the accumulated interest on the loan will be forgiven on the loan's fifth anniversary. Mr. Mandell pledged all of the shares of common stock purchased in the transaction as collateral for the loan he received from the Company, but he is entitled to vote, and receive dividends on, the shares.

     During 2000, The PrivateBank (Chicago) acquired selected furniture with a total cost of $61,733 through certain related parties of William A. Castellano, one of our directors.

     In connection with Company's acquisition of Towne Square Financial Corporation, William J. Podl, who subsequently became a director of the Company, received 15,278 shares of common stock of the Company as consideration for his 16.667% ownership interest of Towne Square Financial Corporation. Mr. Podl is currently a 16.667% owner of Towne Square Realty, LLC, from which The PrivateBank (Chicago) leases approximately 6,700 square feet in a building located in St. Charles, IL. This lease became effective August 1, 1999. In 2000, the Company paid rent in the amount of $107,245 to Towne Square Realty, LLC.

     During 2000, the Company incurred professional fees for services provided by the law firm of Spitzer, Addis, Susman & Krull in the amount of approximately $186,000. Michael B. Susman, who is one of the Company's directors, is a partner of that firm.


                  PROPOSAL 2. RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 2001. At the meeting, stockholders will vote on ratification of this selection of Arthur Andersen LLP.

     One or more representatives of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders at the meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
         RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
                INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.


                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is composed of six independent directors and operates under a written charter adopted by the Board of Directors and the Committee. A copy of this charter is attached as Appendix A to this Proxy Statement. The Board appoints the Audit Committee and its chairman, with the Committee consisting of no fewer than three directors. The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process.

     The responsibility for the quality and integrity of the Company's financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company's management. The Company's independent public accountants, Arthur Andersen LLP, are responsible for performing an audit and expressing an opinion as to whether the Company's financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

     The Audit Committee reviewed and discussed with management and Arthur Andersen LLP the audited financial statements of the Company for the year ended December 31, 2000. The Audit Committee also reviewed and discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees"), as currently in effect.

     Arthur Andersen LLP also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit

Committees"), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC's "Revision of the Commission's Auditor Independence Requirements," which became effective February 5, 2001, the Audit Committee considered at a meeting held on February 22, 2001, whether the provision of non-audit services by Arthur Andersen LLP to the Company for the fiscal year ended December 31, 2000 is compatible with maintaining Arthur Andersen LLP's independence, and has discussed with representatives of Arthur Andersen LLP that firm's independence from the Company.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and Arthur Andersen LLP. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Arthur Andersen LLP is in fact "independent."

     Based on the above-mentioned reviews and discussions with management and Arthur Andersen LLP, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, and as described in its charter, the Audit Committee, exercising its business judgment, recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

                                                      Robert F. Coleman (Chair)
                                                      Donald L. Beal
                                                      John E. Gorman
                                                      James M. Guyette
                                                      William R. Langley
                                                      William J. Podl

     The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Fees

     Arthur Andersen LLP has billed the Company $140,000, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC during the fiscal year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP has billed the Company $0, in the aggregate, for professional services to the Company of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) during the fiscal year ended December 31, 2000.

All Other Fees

     Arthur Andersen LLP has billed the Company $55,000, in the aggregate, for all other services rendered by them exclusive of those described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the fiscal year ended December 31, 2000. This amount includes audit-related services of $10,000 and non-audit services of $45,000. Audit-related services generally include fees for internal audit services and services performed in connection with the filing of registration statements as required by the SEC. Non-audit services generally include tax return review and tax consultation services.

     The Audit Committee has considered whether the services described under the caption "Financial Information Systems Design and Implementation Fees" and "All Other Fees" performed by Arthur Andersen LLP are compatible with maintaining that firm's independence.


                             STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy and form of proxy relating to the 2002 Annual Meeting of Stockholders, a stockholder's proposal must be received prior to November 26, 2001, by the Secretary of the Company at the Company's executive offices at Ten North Dearborn, Chicago, Illinois 60602. Any such proposal will be subject to Rule 14a-8 under the Securities Exchange Act of 1934.


                   NOTICE OF BUSINESS TO BE CONDUCTED AT AN
                        ANNUAL MEETING OF STOCKHOLDERS

     Pursuant to the Company's By-laws, the only business that may be conducted at an annual meeting of stockholders is business brought by or at the direction of the Board of Directors and proper matters submitted in advance by a stockholder. The By-laws of the Company set forth the advance notice procedures for a stockholder to properly bring business before an annual meeting. To be timely, a stockholder must give the required information to the Secretary of the Company not less than 120 days prior to the annual meeting date. If the 2002 annual meeting is held on April 25, 2002, the date contemplated under the existing By-laws, the deadline for advance notice by a stockholder would be December 26, 2001. In the event the Company publicly announces or discloses that the date of the 2002 Annual Meeting of Stockholders is to be held on any other date, notice by the stockholder will be timely if received not later than 120 days prior to the meeting date or, if later, the close of business on the tenth
(10th) day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made.

     The advance notice by a stockholder must include the name and address of the stockholder proposing the business, a brief description of the proposed business, the number of shares of stock of the Corporation which the stockholder beneficially owns and any material interest of the stockholder in such business. In the case of nomination to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including any matters raised outside of the procedures of Rule 14a-8 under the Securities Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.


           OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no other matter which will be presented for consideration at the meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the meeting, you are urged to return your proxy card promptly. If you are a record holder and are present as the meeting and wish to vote your shares in person, your proxy may be revoked by voting at the meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the meeting.



                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Gary L. Svec

                              Gary L. Svec
                              Secretary and Chief Financial Officer

                                                                      Appendix A
                                                                      ----------

                             PRIVATEBANCORP, INC.

                            Audit Committee of the
                              Board of Directors

                               COMMITTEE CHARTER
         as amended, approved by the Board effective February 22, 2001



Composition:        The Audit Committee shall be comprised of not less than
-----------
                    three members of the Board as may be appointed to the Committee from time to time by a majority of the Board, all of whom shall be independent of management of the Company and free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. The Committee composition shall comply with the requirements of the Nasdaq National
                    Market for listed companies. All members of the Committee should be "financially literate" in that they shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee shall have experience in the area of financial accounting and reporting. The Chairman of the Audit Committee shall be elected by the Board out of those members appointed to the Committee. The Chairman shall preside at meetings of the Audit Committee.


Committee Role and
Scope of Authority: The role of the Audit Committee is to ensure to the Board
------------------
                    and the Company's stockholders, potential stockholders and the investment community that the corporate accounting and financial reporting practices of the Company are in accordance with all applicable requirements. The Audit Committee shall assist the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's consolidated financial information and reporting (including the establishment and adequacy of appropriate reserves), the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process. The duties of the Audit Committee shall include (in addition to any other specific responsibilities expressly assigned to the Committee by resolution of the Board) the following:

                    1. review and reassess the adequacy of this Charter at least annually;

                    2. select, evaluate, and, where appropriate, replace the independent auditor (or nominate the independent auditor to be proposed for stockholder approval in the proxy statement), who has ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders, to audit the financial statements of the Company and its subsidiaries;

                    3. review and concur in the continued employment, appointment or replacement of the Company's internal auditor (if appointed);

                    4. ensure that it receives from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor;

                    5. take appropriate action to oversee the independence of the independent auditors and confirm and assure the independence of the Company's internal auditor (if appointed);

                    6. meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

                    7. review with the independent auditors, the Company's internal auditor (if appointed), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

                    8. periodically review Company policy statements to determine adherence to an appropriate corporate code of conduct;

                    9. review the internal audit function of the Company including the independence, authority and nature of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors;

                    10. receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan;

                    11. review and discuss the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders, and in connection therewith, review any changes in accounting principles;

                    12. review with management the Company's Form 10-Q Report prior to its filing with the SEC. The Chairman of the Committee may represent the entire Committee for purposes of this review;

                    13. provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present (among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit);

                    14. review accounting and financial human resources and succession planning within the Company;

                    15. investigate any matter brought to the Committee's attention within the scope of its duties (the Audit Committee is expressly authorized to retain outside counsel for this purpose if, in its judgment, that is appropriate); and

                    16. perform any other activities consistent with this Charter, the Company's By-laws and Delaware General Corporation Law, as the Committee or the Board may deem necessary or appropriate.

                    In addition, the Committee shall be responsible for preparing and signing the Audit Committee Report required to be included in the Company's proxy statement relating to the annual meeting of stockholders. In carrying out its duties and responsibilities, the Audit Committee shall have direct access to independent counsel when deemed necessary and shall maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Manner of Acting:   A majority of the members of the Committee present (in
----------------
                    person or by telephone) at any meeting of the Committee shall constitute a quorum, and approval by a majority of the quorum is necessary for Committee action. Minutes shall be recorded of each meeting held. The Committee may adopt its own rules of procedure, and, unless otherwise determined by a majority vote of the members of the Committee, when appropriate, action may be taken by written consent in lieu of a meeting of the Committee.

Reports:            The Chairman of the Audit Committee (or in his absence such
-------
                    other Committee member as the Committee may select) shall report on behalf of the Committee to the full Board at each regularly scheduled meeting thereof with respect to any action taken by the Committee if any meetings of the Committee have been held (or action otherwise taken) since the date of the previous Board meeting. In lieu of any such report, the minutes of meetings held or other record of action taken may be submitted to the Board of Directors for review.

                                    [LOGO]
                                --------------
                                PrivateBancorp
                                --------------
                                    I N C.

                           Ten North Dearborn Street
                            Chicago, Illinois 60602

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                   Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.


                              DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR ALL" of the five (5) Class III nominees for director, and "FOR" ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

     If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted, to the extent legally permissible, by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

                                                Signature ______________________

                                                Signature ______________________

                                                Date _____________________, 2001


Please sign exactly as name (or names) appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    [LOGO]
                                --------------
                                PrivateBancorp
                                --------------
                                    I N C.

If you personally plan to attend the Annual Meeting of Stockholders please check the box below and list the names of attendees on the reverse side.

Return this stub in the enclosed envelope with your completed proxy card.


I/We do plan to attend the 2001 Annual Meeting.   [_]

--------------------------------------------------------------------------------
                    REVOCABLE PROXY - PrivateBancorp, Inc.
                Annual Meeting of Stockholders, April 26, 2001
--------------------------------------------------------------------------------
     The undersigned stockholder(s) of PrivateBancorp, Inc., a Delaware corporation (the "Company"), does (do) hereby constitute and appoint Gary
     S. Collins and/or Hugh H. McLean, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Standard Club, 320 S. Plymouth Court, Chicago, Illinois on April 26, 2001, at 4:00 p.m. and at any adjournment thereof, and to vote all the shares of PrivateBancorp, Inc. standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below. PLEASE MARK VOTE IN THE APPROPRIATE BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

     1. The election of five (5) Class III directors of the Company's Board of Directors to serve until the annual meeting of stockholders in 2004.

                                                    FOR     WITHHOLD     FOR ALL
                                                    ALL     FOR ALL      EXCEPT
          Robert F. Coleman   William J. Podi       [_]       [_]          [_]
          James M. Guyette    Philip M. Kayman
          Thomas F. Meagher

          INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.

          ___________________________________________________________________

     2. The ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

          [_] FOR   [_] AGAINST  [_] ABSTAIN

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR each of its nominees for director and FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

           PLEASE LIST
     NAMES OF PERSONS ATTENDING

     __________________________

     __________________________

     __________________________

     __________________________